Exhibit 1.1

THE BOEING COMPANY

Unsecured Debt Securities

PURCHASE AGREEMENT

October 27, 2015

The Boeing Company

100 North Riverside

Chicago, Illinois 60606

Ladies and Gentlemen:

Referring to the Unsecured Debt Securities of The Boeing Company (the “Company”) covered by the registration statement on Form S-3ASR (Registration No. 333-202311) (such registration statement, including (i) the prospectus included therein (the “Base Prospectus”), and (ii) all documents filed as part thereof or incorporated by reference therein including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act of 1933, as amended (the “Securities Act”) to be part of the registration statement at the time of its effectiveness, and at each deemed effective date with respect to the Purchasers (as defined below) pursuant to Rule 430B(f)(2) of the Securities Act, are hereinafter collectively called the “Registration Statement”). The Base Prospectus (i) as supplemented by the prospectus supplement dated October 27, 2015 specifically relating to the Purchased Notes (as defined below) in the form first filed under Rule 424(b) under the Securities Act (or in the form first made available to the Purchasers (as defined below) by the Company to meet the requests of purchasers pursuant to Rule 173 under the Securities Act) and (ii) all documents filed as part thereof or incorporated or deemed to be incorporated by reference therein are hereinafter collectively called the “Prospectus,” and the preliminary form of the Prospectus is hereinafter called the “Preliminary Prospectus.” For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the Preliminary Prospectus together with each free writing prospectus, if any, identified in Schedule B hereto. “Time of Sale” means 4:46 p.m. (Eastern Time) on the date of this Agreement. Any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

On the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the “Purchasers”) agree to purchase, severally and not jointly, and the Company agrees to sell to the Purchasers, severally and not jointly, the respective principal amounts of the Company’s 1.65% Senior Notes due 2020 (the “2020 Notes”), 2.20% Senior Notes due 2022 (the “2022 Notes”) and 2.60% Senior Notes due 2025 (the “2025 Notes” and, together with the 2020 Notes and the 2022 Notes, the “Purchased Notes”) set forth opposite the name of each Purchaser on Schedule A hereto. The Purchased Notes will have the terms as set forth in the Pricing Term Sheet on Schedule B hereto.

The price at which the Purchased Notes shall be purchased from the Company by the Purchasers shall be 98.439% of the principal amount of the 2020 Notes, 98.095% of the principal amount of the 2022 Notes and 97.149% of the principal amount of the 2025 Notes, plus, in each case, accrued interest, if any, from October 29, 2015, to the date of delivery. The initial public offering price shall be 98.789% of the principal amount of the 2020 Notes, 98.495% of the principal amount of the 2022 Notes and 97.599% of the principal amount of the 2025 Notes, plus, in each case, accrued interest, if any, from October 29, 2015 to the date of delivery. The Purchased Notes will be offered by the Purchasers as set forth in the Time of Sale Prospectus relating to the Purchased Notes.

The Company understands that the Purchasers intend to make a public offering of the Purchased Notes as soon after the effectiveness of this Agreement as in the judgment of the Purchasers is advisable, and initially to offer the Purchased Notes on the terms set forth in the Time of Sale Prospectus. The Company acknowledges and agrees that the Purchasers may offer and sell Purchased Notes to or through any affiliate of a Purchaser and that any such affiliate may offer and sell Purchased Notes purchased by it to or through any Purchaser.

If we are acting as Representatives (as defined on the signature pages hereto) for the several Purchasers named in Schedule A hereto, we represent that we are authorized to act for such several Purchasers in connection with the transactions contemplated in this Agreement, and that, if there are more than one of us, any action under this Agreement taken by any of us will be binding upon all the Purchasers.

All of the provisions contained in the document entitled “The Boeing Company Standard Purchase Provisions,” a copy of which is attached hereto, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that references in Section 10 of “The Boeing Company Standard Purchase Provisions” with respect to this Agreement only, are references to the 2020 Notes, the 2022 Notes and the 2025 Notes separately and Section 10 shall apply to each such series separately and not to all such series together.

In relation to each Member State of the European Economic Area (each, a “Member State”), each Purchaser hereby represents and warrants that with effect from and including the date on which the Prospectus Directive was implemented in that Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Purchased Notes to the public in that Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Purchased Notes to the public in that Member State:

2

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Purchasers for any such offer; or (c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the Purchased Notes referred to in (a) to (c) above shall require the Company or any Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For purposes of the foregoing, (i) the expression an “offer of the Purchased Notes to the public” in relation to any Purchased Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Purchased Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Purchased Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive) and includes any relevant implementing measure in each Member State, and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each Purchaser hereby represents and warrants that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended by the Financial Services Act 2012 (“FSMA”) of the United Kingdom) received by it in connection with the issue or sale of the Purchased Notes or any investments representing the Purchased Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company and that it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Purchased Notes in, from or otherwise involving the United Kingdom.

Each Purchaser that is not a U.S. registered broker-dealer, represents that if it sells Purchased Notes in the United States it will do so through one or more U.S. registered broker-dealers as permitted by the Financial Industry Regulatory Authority regulations.

Each Purchaser hereby agrees that it will not offer, sell or deliver any of the Purchased Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its resale of the Purchased Notes in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Purchased Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Purchased Notes, except in any such case with the prior express written consent of the Company and the Representatives acting on behalf of the Purchasers, with respect to the 2020 Notes, the Representatives acting on behalf of the Purchasers, with respect to the 2022 Notes and the Representatives acting on behalf of the Purchasers, with respect to the 2025 Notes, and then only at its own risk and expense.

The “Closing Date” shall be: October 29, 2015

3

The place to which the Purchased Notes may be checked, packaged and delivered shall be:

Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 Attention: Robert M. Hayward

Notices to the Purchasers shall be sent to the Representatives at the following addresses or telecopier numbers:

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention: Registration Department

Facsimile: 212-902-9316

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: 1 (646) 291-1469

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Debt Capital Markets Syndicate

Facsimile: 212-797-2202

With a copy to General Counsel

Facsimile: 212-797-4561

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk - 3rd floor

Facsimile: 212-834-6081

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Facsimile: 646-855-5958

4

Mizuho Securities USA Inc.

320 Park Avenue – 12th Floor

New York, NY 10022

Attention: Debt Capital Markets

Facsimile: 212-205-7812

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attention: Investment Banking Division

Facsimile: 212-507-8999

With a copy to:

Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 Attention: Lisa L. Jacobs

(Remainder of page intentionally left blank)

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Happy Hazelton
Name:	Happy Hazelton
Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Markus Fimpel
Name:	Markus Fimpel
Title:	Executive Director

For themselves, and acting on behalf of and as “Representatives” of the several Purchasers named in Schedule A hereto, with respect to the 2020 Notes

[Signature page to the Note Purchase Agreement]

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jared Birnbaum
Name:	Jared Birnbaum
Title:	Managing Director

By:	/s/ Eunice Kang
Name:	Eunice Kang
Title:	Director

For themselves, and acting on behalf of and as “Representatives” of the several Purchasers named in Schedule A hereto, with respect to the 2022 Notes

[Signature page to the Note Purchase Agreement]

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Vice President

MIZUHO SECURITIES USA INC.

By:	/s/ James Grandino
Name:	James Grandino
Title:	Managing Director

For themselves, and acting on behalf of and as “Representatives” of the several Purchasers named in Schedule A hereto, with respect to the 2025 Notes

[Signature page to the Note Purchase Agreement]

The foregoing Purchase

Agreement is hereby confirmed

as of the date first above

written

THE BOEING COMPANY

By:	/s/ David A. Dohnalek
Name:	David A. Dohnalek
Title:	Senior Vice President, Finance and Treasurer

[Signature page to the Note Purchase Agreement]

SCHEDULE A

Name of Purchaser	Principal Amount of 2020 Notes
Goldman, Sachs & Co.	$42,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$25,375,000
Morgan Stanley & Co. LLC	$25,375,000
BBVA Securities Inc.	$15,750,000
Mitsubishi UFJ Securities (USA), Inc.	$15,750,000
RBC Capital Markets, LLC	$15,750,000
Barclays Capital Inc.	$10,500,000
BNP Paribas Securities Corp.	$10,500,000
Citigroup Global Markets Inc.	$10,500,000
Credit Agricole Securities (USA) Inc.	$10,500,000
Deutsche Bank Securities Inc.	$10,500,000
J.P. Morgan Securities LLC	$10,500,000
Lloyds Securities Inc.	$10,500,000
Mizuho Securities USA Inc.	$10,500,000
Santander Investment Securities Inc.	$10,500,000
SG Americas Securities, LLC	$10,500,000
SMBC Nikko Securities America, Inc.	$10,500,000
U.S. Bancorp Investments, Inc.	$10,500,000
Wells Fargo Securities, LLC	$10,500,000
The Williams Capital Group, L.P.	$10,500,000
ANZ Securities, Inc.	$5,250,000
BNY Mellon Capital Markets, LLC	$5,250,000
Commerz Markets LLC	$5,250,000
Lebenthal & Co., LLC	$5,250,000
Loop Capital Markets LLC	$5,250,000
Standard Chartered Bank	$5,250,000
SunTrust Robinson Humphrey, Inc.	$5,250,000
Academy Securities, Inc.	$8,750,000
Drexel Hamilton, LLC	$8,750,000
Mischler Financial Group, Inc.	$8,750,000
Total	$350,000,000

Name of Purchaser	Principal Amount of 2022 Notes
Goldman, Sachs & Co.	$21,250,000
Citigroup Global Markets Inc.	$20,625,000
Deutsche Bank Securities Inc.	$20,625,000
BNP Paribas Securities Corp.	$11,250,000
Credit Agricole Securities (USA) Inc.	$11,250,000
Santander Investment Securities Inc.	$11,250,000
Barclays Capital Inc.	$7,500,000
BBVA Securities Inc.	$7,500,000
J.P. Morgan Securities LLC	$7,500,000
Lloyds Securities Inc.	$7,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$7,500,000
Mitsubishi UFJ Securities (USA), Inc.	$7,500,000
Mizuho Securities USA Inc.	$7,500,000
Morgan Stanley & Co. LLC	$7,500,000
RBC Capital Markets, LLC	$7,500,000
SG Americas Securities, LLC	$7,500,000
SMBC Nikko Securities America, Inc.	$7,500,000
U.S. Bancorp Investments, Inc.	$7,500,000
Wells Fargo Securities, LLC	$7,500,000
The Williams Capital Group, L.P.	$7,500,000
ANZ Securities, Inc.	$3,750,000
BNY Mellon Capital Markets, LLC	$3,750,000
Commerz Markets LLC	$3,750,000
Lebenthal & Co., LLC	$3,750,000
Loop Capital Markets LLC	$3,750,000
Standard Chartered Bank	$3,750,000
SunTrust Robinson Humphrey, Inc.	$3,750,000
Apto Partners, LLC	$5,625,000
Divine Capital Markets	$5,625,000
Great Pacific Securities	$5,625,000
Telsey Advisory Group	$5,625,000
Total	$250,000,000

Name of Purchaser	Principal Amount of 2025 Notes
Goldman, Sachs & Co.	$28,500,000
J.P. Morgan Securities LLC	$21,000,000
Mizuho Securities USA Inc.	$21,000,000
Barclays Capital Inc.	$13,500,000
SMBC Nikko Securities America, Inc.	$13,500,000
Wells Fargo Securities, LLC	$13,500,000
BBVA Securities Inc.	$9,000,000
BNP Paribas Securities Corp.	$9,000,000
Citigroup Global Markets Inc.	$9,000,000
Credit Agricole Securities (USA) Inc.	$9,000,000
Deutsche Bank Securities Inc.	$9,000,000
Lloyds Securities Inc.	$9,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$9,000,000
Mitsubishi UFJ Securities (USA), Inc.	$9,000,000
Morgan Stanley & Co. LLC	$9,000,000
RBC Capital Markets, LLC	$9,000,000
Santander Investment Securities Inc.	$9,000,000
SG Americas Securities, LLC	$9,000,000
U.S. Bancorp Investments, Inc.	$9,000,000
The Williams Capital Group, L.P.	$9,000,000
ANZ Securities, Inc.	$4,500,000
BNY Mellon Capital Markets, LLC	$4,500,000
Commerz Markets LLC	$4,500,000
Lebenthal & Co., LLC	$4,500,000
Loop Capital Markets LLC	$4,500,000
Standard Chartered Bank	$4,500,000
SunTrust Robinson Humphrey, Inc.	$4,500,000
Blaylock Beal Van, LLC	$5,250,000
CastleOak Securities	$5,250,000
CAVU Securities, LLC	$5,250,000
Guzman & Company	$5,250,000
Samuel A. Ramirez & Company, Inc.	$5,250,000
Siebert Brandford Shank & Co., L.L.C..	$5,250,000
Total	$300,000,000

SCHEDULE B

$350,000,000 1.65% Senior Notes due 2020

Summary of Final Terms

Dated October 27, 2015

Issuer	The Boeing Company

Principal Amount	$350,000,000

Trade Date	October 27, 2015

Settlement Date (T+2)	October 29, 2015

Maturity Date	October 30, 2020

Treasury Benchmark	1.375% due September 30, 2020

Treasury Price / Yield	100-03 / 1.355%

Spread to Treasury	+55 bps

Reoffer Yield	1.905%

Price to Public [1]	98.789%

Gross Fee Spread	0.350%

Coupon (Interest Rate)	1.65%

Interest Payment Dates	April 30 and October 30

First Interest Payment Date	April 30, 2016

Call Provision	MWC @ T + 10 bps at any time prior to September 30, 2020 (1 months prior to maturity); par call at any time on or after September 30, 2020

CUSIP / ISIN	097023 BM6 / US097023BM69

Joint Book-Running Managers	Goldman, Sachs & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC BBVA Securities Inc. Mitsubishi UFJ Securities (USA), Inc. RBC Capital Markets, LLC

Senior Co-Managers

Barclays Capital Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Lloyds Securities Inc.

Mizuho Securities USA Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

B-1

Co-Managers

ANZ Securities, Inc.

BNY Mellon Capital Markets, LLC

Commerz Markets LLC

Lebenthal & Co., LLC

Loop Capital Markets LLC

Standard Chartered Bank[2]

SunTrust Robinson Humphrey, Inc.

The Williams Capital Group, L.P.

Junior Co-Managers	Academy Securities, Inc. Drexel Hamilton, LLC Mischler Financial Group, Inc

Notes:

1	Plus accrued interest, if any, from October 29, 2015.
2	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. Prospectus Department, toll-free at 1-866-471-2526, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or Morgan Stanley & Co. LLC toll-free at 1-866-603-5847.

B-2

$250,000,000 2.20% Senior Notes due 2022

Summary of Final Terms

Dated October 27, 2015

Issuer	The Boeing Company

Principal Amount	$250,000,000

Trade Date	October 27, 2015

Settlement Date (T+2)	October 29, 2015

Maturity Date	October 30, 2022

Treasury Benchmark	1.750% due September 30, 2022

Treasury Price / Yield	100-03 / 1.735%

Spread to Treasury	+70 bps

Reoffer Yield	2.435%

Price to Public ¹	98.495%

Gross Fee Spread	0.400%

Coupon (Interest Rate)	2.20%

Interest Payment Dates	April 30 and October 30

First Interest Payment Date	April 30, 2016

Call Provision	MWC @ T + 12.5 bps at any time prior to August 30, 2022 (2 months prior to maturity); par call at any time on or after August 30, 2022

CUSIP / ISIN	097023 BN4 / US097023BN43

Joint Book-Running Managers	Goldman, Sachs & Co. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. BNP Paribas Securities Corp. Credit Agricole Securities (USA) Inc. Santander Investment Securities Inc.

Senior Co-Managers

Barclays Capital Inc.

BBVA Securities Inc.

J.P. Morgan Securities LLC

Lloyds Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers

ANZ Securities, Inc.

BNY Mellon Capital Markets, LLC

Commerz Markets LLC

Lebenthal & Co., LLC

Loop Capital Markets LLC

Standard Chartered Bank[2]

SunTrust Robinson Humphrey, Inc.

The Williams Capital Group, L.P.

Junior Co-Managers	Apto Partners, LLC Divine Capital Markets Great Pacific Securities Telsey Advisory Group

Notes:

1	Plus accrued interest, if any, from October 29, 2015.
2	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. Prospectus Department, toll-free at 1-866-471-2526, Citigroup Global Markets Inc., toll-free at 1-800-831-9146 or Deutsche Bank Securities Inc. toll-free at 1-800-503-4611.

$300,000,000 2.60% Senior Notes due 2025

Summary of Final Terms

Dated October 27, 2015

Issuer	The Boeing Company

Principal Amount	$300,000,000

Trade Date	October 27, 2015

Settlement Date (T+2)	October 29, 2015

Maturity Date	October 30, 2025

Treasury Benchmark	2.000% due August 15, 2025

Treasury Price / Yield	99-24 / 2.028%

Spread to Treasury	+85 bps

Reoffer Yield	2.878%

Price to Public ¹	97.599%

Gross Fee Spread	0.450%

Coupon (Interest Rate)	2.60%

Interest Payment Dates	April 30 and October 30

First Interest Payment Date	April 30, 2016

Call Provision	MWC @ T + 15 bps at any time prior to July 30, 2025 (3 months prior to maturity); par call at any time on or after July 30, 2025

CUSIP / ISIN	097023 BP9 / US097023BP90

Joint Book-Running Managers	Goldman, Sachs & Co J.P. Morgan Securities LLC Mizuho Securities USA Inc. Barclays Capital Inc. SMBC Nikko Securities America, Inc. Wells Fargo Securities, LLC

Senior Co-Managers

BBVA Securities Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

Lloyds Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Mitsubishi UFJ Securities (USA), Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SG Americas Securities, LLC

U.S. Bancorp Investments, Inc.

Co-Managers

ANZ Securities, Inc.

BNY Mellon Capital Markets, LLC

Commerz Markets LLC

Lebenthal & Co., LLC

Loop Capital Markets LLC

Standard Chartered Bank[2]

SunTrust Robinson Humphrey, Inc.

The Williams Capital Group, L.P.

Junior Co-Managers	Blaylock Beal Van, LLC CastleOak Securities CAVU Securities, LLC Guzman & Company Samuel A. Ramirez & Company, Inc. Siebert Brandford Shank & Co., L.L.C.

Notes:

1	Plus accrued interest, if any, from October 29, 2015.
2	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. Prospectus Department, toll-free at 1-866-471-2526, J.P. Morgan Securities LLC at 1-212-834-4533 (collect) or Mizuho Securities USA Inc., toll-free at 1-866-271-7403.

THE BOEING COMPANY

STANDARD PURCHASE PROVISIONS

From time to time, The Boeing Company, a Delaware corporation (“Company”), may enter into purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (“Purchase Agreement”). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as “this Agreement.” Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

1. Introductory. The Company proposes to issue and sell from time to time its Unsecured Debt Securities (“Notes”) registered under the registration statement referred to in Section 2(a). The Notes will be issued under an Indenture, dated as of February 1, 2003, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, as Trustee, as may be supplemented from time to time, (the “Indenture”). The Notes will be sold to the Purchasers (as defined below) for resale in accordance with the terms of the offering determined at the time of the sale. The Notes involved in any such offering are hereinafter referred to as the “Purchased Notes,” and the firm or firms, as the case may be, which agree to purchase the same are hereinafter referred to as the “Purchasers” of such Purchased Notes. The terms “you” and “your” refer to those Purchasers who sign the Purchase Agreement either on behalf of themselves only or on behalf of themselves and as representatives of the several Purchasers named in Schedule A thereto, as the case may be.

2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Purchaser that:

(a) A Registration Statement (as defined in the Purchase Agreement) covering an indeterminate amount of the securities of the Company (including the Purchased Notes), including a prospectus has been filed with the Securities and Exchange Commission (“Commission”) and has become effective under the Securities Act of 1933, as amended (the “Securities Act”); no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a well known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The terms Registration Statement, Time of Sale Prospectus and Prospectus shall have the meanings ascribed to them in the Purchase Agreement.

(b) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (the “Securities Act Rules and Regulations”). Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule B to the Purchase Agreement, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus. Each free writing prospectus that the Company has filed, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Purchased Notes or until any earlier date that the Company notifies the Purchasers as described in the next sentence, will not contain any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein, the Time of Sale Prospectus, the Prospectus and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of a free writing prospectus that the Company has filed there occurs an event or development as a result of which such free writing prospectus contained an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Purchasers so that any use of such free writing prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements or omissions in such document based upon written information furnished to the Company by any Purchaser specifically for use therein.

(c) The Registration Statement conforms in all respects to the requirements of the Securities Act and the Securities Act Rules and Regulations and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Company by any Purchaser specifically for use therein. At the Time of Sale, the Time of Sale Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Company by any Purchaser specifically for use therein. The Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Company by any Purchaser specifically for use therein. The documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus pursuant to Item 12 of Form S-3 of the Securities Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the pertinent published rules and regulations thereunder (the “Exchange Act Rules and Regulations”). Any additional documents deemed to be incorporated by reference in the Time of Sale Prospectus or the Prospectus, will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and corporate authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where failure to so qualify would not individually or in the aggregate have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole or on the Company’s ability to perform its obligations under the Purchased Notes and the Indenture in any material respect (a “Material Adverse Effect”).

(e) Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company, if any, (each a “Material Subsidiary” and together the “Material Subsidiaries”) has been duly incorporated and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and each Material Subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock or ownership interests of each Material Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or ownership interests of each Material Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens and encumbrances except for such liens or encumbrances that would not have a Material Adverse Effect.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The Indenture has been duly authorized, executed and delivered by the Company and the Trustee and duly qualified under the Trust Indenture Act 1939, as amended (the “Trust Indenture Act”), and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(h) The Purchased Notes have been duly authorized and, at the Closing Date (as defined in the Purchase Agreement), will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(i) The Purchased Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(j) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Purchased Notes by the Company, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities laws.

(k) The execution, delivery and performance of the Indenture and this Agreement, and the issuance and sale of the Purchased Notes and compliance with the terms and provisions thereof have been duly authorized by all necessary corporate action and do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, or assets of the Company or any Material Subsidiary under (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Material Subsidiary of the Company (provided however that enforcement of rights to indemnity and contribution in this Agreement may be limited by federal or state securities laws or principles of public policy), or any of their properties, (ii) any material agreement or instrument to which the Company or any such Material Subsidiary is a party or by which the Company or any such Material Subsidiary is bound or to which any of the properties of the Company or any such Material Subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Material Subsidiary except in the case of (i) and (ii) where such breach or violation or default would not have a Material Adverse Effect.

(l) Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its Material Subsidiaries have good and marketable title to all real properties and good title to all other properties and assets owned by them that are material to the business of the Company and its subsidiaries consolidated as a single enterprise, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its Material Subsidiaries hold any leased real or personal property under valid and enforceable leases with such exceptions that are not material to the business of the Company and its subsidiaries consolidated as a single enterprise and that would not materially interfere with the use made or to be made thereof by them.

(m) Neither the Company nor any of its Material Subsidiaries is (i) in violation of its charter or bylaws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound or to which any of their properties may be subject, except in the case of (ii) where such default would not have a Material Adverse Effect.

(n) Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its Material Subsidiaries (i) possess adequate certificates, authorities, licenses, permits, orders or approvals issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, including, without limitation, from the Federal Aviation Administration, except where the failure to do so would not have a Material Adverse Effect, and (ii) have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Material Subsidiaries, would have a Material Adverse Effect.

(o) Except as disclosed in the Time of Sale Prospectus and the Prospectus, no strike, lockout, or work stoppage involving the employees of the Company or any Material Subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(p) Except as disclosed in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(q) Except as disclosed in the Time of Sale Prospectus or the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective officers, in their capacity as such, or any of their respective properties that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement, or the Purchased Notes or which are otherwise material in the context of the sale of the Purchased Notes; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or, contemplated.

(r) The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments), and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as otherwise noted therein) and the schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein.

(s) Except as disclosed in the Time of Sale Prospectus and the Prospectus, since the date of the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus there has been no material adverse change, nor any development or event reasonably likely to involve a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

(t) The Company is not and, after giving effect to the offering and sale of the Purchased Notes and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will not be required to register under the Investment Company Act of 1940, as amended.

(u) To the Company’s knowledge, after due inquiry, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(v) The capitalization of the Company has not materially changed since the date of the Time of Sale Prospectus and the Prospectus.

(w) Neither the Company nor any subsidiary has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Purchased Notes.

(x) The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as of December 31, 2008 as required by Rule 13a-15 of the Exchange Act.

(y) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(z) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the Company or any subsidiary and delivered to the Purchasers or to counsel for the Purchasers shall be deemed a representation and warranty by the Company and not the officer in its individual capacity to the Purchasers as to the matters covered thereby.

3. Delivery and Payment. The Company will deliver the Purchased Notes to you for the accounts of the Purchasers at the offices of the Trustee (at the place specified in the Purchase Agreement) against payment of the purchase price by wire transfer to an account specified by the Company or by certified or official bank check or checks in same day or New York or Chicago Clearing House funds drawn to the order of the Company, at the office of the Company, 100 North Riverside, Chicago, Illinois, 60606, at the time set forth in this Agreement or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the “Closing Date.” The Purchased Notes to be delivered will be in definitive fully registered form registered in such minimum denominations, of $2,000 and integral multiples of $1,000 thereof, and in such names as you request in writing not later than 3:00 p.m., New York Time, on the second full business day prior to the Closing

Date, or, if no such request is received, in the names of the respective Purchasers in the amounts agreed to be purchased by them pursuant to this Agreement. The Company shall make the Purchased Notes available for checking and packaging at the offices of the Trustee (at the place specified in the Purchase Agreement) prior to the Closing Date and, unless prevented from doing so by circumstances beyond its control, not later than 2:00 p.m., New York Time, on the business day next preceding the Closing Date. If you request that any Purchased Notes be issued in a name or names other than that of the Purchaser agreeing to purchase such Purchased Notes hereunder, the Company shall not be obligated to pay any transfer taxes resulting therefrom. The Notes may also be represented by a permanent global Note or Notes, registered in the name of The Depository Trust Company, as depositary (the “Depositary”), or a nominee of the Depositary (each such Note represented by a permanent global Note being referred to herein as a “Book-Entry Note”). Beneficial interests in Book-Entry Notes will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depositary’s participants.

4. Offering by the Purchasers. The several Purchasers propose to offer the Purchased Notes for sale to the public as set forth in the Time of Sale Prospectus and the Prospectus.

5. Covenants of the Company. The Company covenants and agrees with the several Purchasers that:

(a) It will promptly cause the Preliminary Prospectus and the Prospectus to be filed with the Commission as required by Rule 424.

(b) It will furnish to each Purchaser a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Purchasers reasonably object.

(c) It will not take any action that would result in a Purchaser or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of a Purchaser that otherwise would not have been required to be filed thereunder.

(d) For as long as a prospectus relating to the Purchased Notes is required to be delivered under the Securities Act, if any event relating to or affecting the Company or of which the Company shall be advised in writing by the Purchasers shall occur which, which in the opinion of the Company or your counsel, should be set forth in a supplement or amendment to the Registration Statement, the Time of Sale Prospectus or the Prospectus in order either to make the Registration Statement, the Time of Sale Prospectus or the Prospectus comply with the requirements of the Securities Act or which would require the making of any change in the Time of Sale Prospectus or the Prospectus so that as thereafter delivered to purchasers such Time of Sale Prospectus or the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly amend or supplement the Registration Statement, the Time of Sale Prospectus or the Prospectus by either (i) preparing and filing with the Commission supplement(s) or amendment(s) to the Registration Statement, the Time of Sale Prospectus or the Prospectus, or (ii) making an appropriate filing pursuant to the Exchange Act, which will supplement or amend the Registration Statement, the Time of Sale Prospectus or the Prospectus so that, as supplemented or amended, the Time of Sale Prospectus or the Prospectus when the Time of Sale Prospectus or the Prospectus is delivered to a purchaser will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Prior to the Closing Date, the Company will not file any amendment or supplement without first providing the Purchasers with such amendment or supplement and having obtained the Purchasers’ consent to the filing, which consent shall not be unreasonably withheld.

(e) The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Securities Act Rules and Regulations (including at the option of the Company Rule 158).

(f) The Company will furnish to you copies of the following documents, in each case as soon as available after filing and in such quantities as you reasonably request (i) the Registration Statement relating to the Notes as originally filed and all post-effective amendments thereto (at least one of which will be signed and will include all exhibits except those incorporated by reference to previous filings with the Commission); (ii) each prospectus relating to the Purchased Notes; and (iii) during the time when a prospectus relating to the Purchased Notes is required to be delivered under the Securities Act, all post-effective amendments and supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus, respectively (except supplements relating to securities that are not Purchased Notes).

(g) During the period of one year after the Closing Date, the Company will furnish to you, and upon request, to each of the other Purchasers (unless such reports are available electronically on the Commission’s website or the Company’s website): (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, and (ii) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders.

(h) Whether or not any sale of the Purchased Notes is consummated, the Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (b) the preparation, and distribution of the Purchased Notes and the Indenture, (c) the delivery of the certificates for the Purchased Notes to the Purchasers, (d) the fees and disbursements of the Company’s counsel and accountants, (e) the delivery to the Purchasers of copies of the Registration Statement as originally filed and the printing and delivery of each amendment thereto, of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (f) any fees charged by rating agencies for rating the Purchased Notes, and (g) the fees and expenses of the Trustee and any paying agent (including reasonable fees and expenses of any counsel to such parties).

If this Agreement is terminated by the Purchasers in accordance with the provisions of Section 7, the Company shall reimburse the Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Purchasers.

(i) The Company will not offer or sell any of its other debt securities which are substantially similar to the Purchased Notes prior to ten days after the Closing Date, without the consent of the Purchasers.

(j) The Company will prepare a final term sheet relating to the offering of the Purchased Notes, containing only information that describes the final terms of the Purchased Notes or the offering in a form consented to by the Purchasers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Purchased Notes.

(k) The Company will advise the Purchasers promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective prior to the Closing Date; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any free writing prospectus has been filed prior to the Closing Date; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information prior to the Closing Date; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event during the period that a prospectus is required to be delivered as a result of which the Prospectus, the Time of Sale Prospectus or any free writing prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Prospectus or any such free writing prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Purchased Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Purchased Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(l) The Company will qualify the Purchased Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as you may reasonably designate in consultation with the Company and to maintain such qualifications in effect for a period of not less than a year from the date of the Prospectus; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Purchased Notes for investment under the laws of such jurisdictions as you may request.

(m) The Company will use its reasonable best efforts in cooperation with you to permit the Purchased Notes offered and sold in transactions by you to be eligible for clearance and settlement through The Depository Trust Company.

(n) The Company will apply the net proceeds received by it from the sale of the Purchased Notes in the manner specified in the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds.”

6. Covenants of the Purchasers. Each Purchaser severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Purchaser that otherwise would not be required to be filed by the Company thereunder, but the for the action of the Purchaser.

7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Purchased Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) On the date of execution of the Purchase Agreement and on the Closing Date, you shall have received from Deloitte & Touche LLP, independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Securities Act Rules and Regulations, a letter, dated such a date, in form and substance reasonably satisfactory to you containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(b) The Registration Statement shall remain effective and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no proceedings for such purpose shall have been instituted or, to the knowledge of the Company or you, shall be contemplated by the Commission and the Company has not received a notice of objection to the use of the Registration Statement as an automatic shelf registration statement. The Prospectus and each issuer “free writing prospectus” shall have been timely filed with the Commission under the Securities Act, as required; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Purchasers.

(c) Subsequent to the date of this Agreement, there shall not have occurred (A) any change or any development involving a prospective change not contemplated by the Time of Sale Prospectus as of the date of this Agreement in or affecting particularly the business or properties of the Company which, in the judgment of a majority in interest of the Purchasers including you, materially impairs the investment quality of the Purchased Notes, and (B) (i) any downgrading in the rating of the Purchased Notes or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (registered under Section 15E of the Exchange Act) or (ii) any public announcement that any such organization has under surveillance or review its rating of the Purchased Notes or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook.

(d) You shall have received an opinion, dated the Closing Date, of a counsel for the Company, in substantially the form attached hereto as Exhibit A.

In addition, such counsel shall state that such counsel has participated in conferences with officers, counsel and other representatives of the Company, representatives of the independent registered public accounting firm for the Company and representatives of the Purchasers at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed; and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (except as to the matters referred to in their opinion), on the basis of the foregoing (relying as to matters of fact to a large extent upon the opinions of officers, counsel and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that (a) the Registration Statement, when it became effective and as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Information as of the Time of Sale and as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus as of its date and as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial data included in the Registration Statement, the Time of Sale Prospectus or Prospectus or incorporated therein or as to the Statement of Eligibility and Qualification on Form T l of the Trustee under the Indenture).

(e) The Purchasers shall have received from counsel for the Purchasers, an opinion dated the Closing Date, with respect to the matters as the Purchasers shall reasonably request and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

(f) You shall have received a certificate of the Chief Executive Officer, President or any Vice President of the Company and a principal financial or accounting officer of the Company, dated the Closing Date, in which such officers shall state, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted, are pending or, to the best knowledge of the Company, threatened by the Commission, and (iv) that, subsequent to the date of the most recent financial statements set forth or incorporated by reference in the Time of Sale Prospectus or the Prospectus, there has been no material adverse change, nor any development or event reasonably likely to involve a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Time of Sale Prospectus or the Prospectus.

(g) The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

In case any such condition shall not have been satisfied, this Agreement may be terminated by you upon notice in writing or by telecopy to the Company without liability or obligation on the part of the Company or any Purchaser, except as set forth in Section 12 hereof.

8. Conditions of the Obligations of the Company. The obligations of the Company to sell and deliver the Purchased Notes are subject to the following condition precedent:

Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or you, shall be contemplated by the Commission.

If any such condition shall not have been satisfied, then the Company shall be entitled, by notice in writing or by telecopy to you, to terminate this Agreement without any liability on the part of the Company or any Purchaser, except as set forth in Section 12 hereof.

9. Indemnification.

(a) The Company will indemnify and hold harmless each Purchaser, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), each of its directors and officers and each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Purchaser, Affiliate or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any issuer “free writing prospectus” (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Purchaser, Affiliate and each such controlling person for any legal or other expenses reasonably incurred by such Purchaser, Affiliate or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to such Purchaser, Affiliate or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any issuer “free writing prospectus” as defined in Rule 433(h) under the Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or the Prospectus (or any amendment or supplement thereto) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Purchaser may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under (a) and (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section, except to the extent the indemnifying party has been materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, with the consent of the indemnified party, be counsel to the indemnifying party) and who shall not be counsel to any other indemnified party who may have interests conflicting with those of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement unless the request is being disputed in good faith. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Purchased Notes (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Purchased Notes and the total underwriting discounts and commissions received by the Purchasers in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Purchased Notes. The Company and the Purchasers and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasers and such controlling persons were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), no Purchaser or controlling person shall be required to make contribution hereunder which in the aggregate exceeds the total public offering price of the Purchased Notes, purchased by the Purchaser under this Agreement, less the aggregate amount of any damages which such Purchaser or such controlling person has otherwise been required to pay in respect of the same claim or any substantially similar claim. The Purchasers’ obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

10. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Purchased Notes hereunder and the aggregate principal amount of Purchased Notes which such defaulting Purchaser or Purchasers agreed but failed to purchase is 10% of the principal amount of Purchased Notes or less, the non-defaulting Purchasers may make arrangements satisfactory to the Company for the purchase of such Purchased Notes by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Purchased Notes which such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Purchased Notes with respect to which such default or defaults occur is more than the above percentage and arrangements reasonably satisfactory to you and the Company for the purchase of such Purchased Notes by other persons are not made within seventy-two hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 11. In the event that any Purchaser or Purchasers default in their obligation to purchase Purchased Notes hereunder, the Company may, by prompt written notice to the non-defaulting Purchasers, postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Time of Sale Prospectus or the Prospectus which may thereby be made necessary. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

11. Termination. This Agreement may be terminated, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement clearance services in the United States; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in each case in the reasonable judgment of the Purchasers, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Purchased Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus.

12. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Purchased Notes. If this Agreement is terminated pursuant to Section 7, 8, 10 or 11 or if for any reason the purchase of the Purchased Notes by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(h). In addition, in such event the respective obligations of the Company and the Purchasers pursuant to Section 9 shall remain in effect; provided, however, that each Purchaser will use its best efforts to promptly notify each other Purchaser and each dealer and prospective customer to whom such Purchaser has delivered a Prospectus for the Purchased Notes by telephone or telegraph, confirmed by letter in either case, of such termination or failure to consummate, including in such notice instructions regarding the continued use of the Registration Statement, the Time of Sale Prospectus, the Prospectus, or any amendment or supplement thereto.

13. Notices. All communications hereunder will be in writing, and, if sent to the Purchasers will be delivered or telecopied and confirmed to the address furnished in writing for the purpose of such communications hereunder, or, if sent to the Company, will be delivered or telecopied and confirmed to it, attention of Treasurer at 100 North Riverside, Chicago, Illinois 60606, telecopier (312) 544-2399, with a copy to Corporate Secretary at the same address, telecopier (312) 544-2829.

14. Successors. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

15. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE PURCHASERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Purchased Notes, represents the entire agreement between the Company and the Purchasers with respect to the preparation of the Time of Sale Prospectus and the Prospectus, the conduct of the offering, and the purchase and sale of the Purchased Notes.

(b) The Company acknowledges that in connection with the offering of the Purchased Notes: (i) the Purchasers have acted at arm’s-length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Purchasers owe the Company only those duties and obligations set forth in this Agreement and prior written agreements to the extent not superseded by this Agreement), if any, and (iii) the Purchasers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Purchased Notes.

17. Construction. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflicts of law provisions that would apply the laws of another jurisdiction.

18. Counterparts. This Agreement may be executed in one or more counterparts and it is not necessary that the signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

19. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

EXHIBIT A

1.	Based solely on our review of the Delaware Certificate, the Company has been duly incorporated and is validly existing and in good standing under the General Corporation Law of the State of Delaware.

2.	The Indenture has been duly authorized, executed and delivered by the Company and is a valid instrument, legally binding on the Company and enforceable in accordance with its terms.

3.	The issuance and sale of the Purchased Notes have been duly authorized by all necessary corporate action of the Company. The Purchased Notes (assuming that they have been duly authenticated by the Trustee or a duly designated Authentication Agent under the Indenture, which fact we have not verified by an inspection of the Purchased Notes) have been duly issued and constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, and are entitled to the benefits provided by the Indenture.

4.	To our knowledge, the Company is not required to obtain any consent, approval, authorization or order of any governmental agency for the execution, delivery and performance by the Company of the Purchase Agreement, the Indenture and the Purchased Notes, the issuance and sale of the Purchased Notes being issued and sold by the Company under the Purchase Agreement and the Indenture, except for the registration of the Purchased Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and such consents, approvals, authorizations or orders as may be required under applicable state securities laws in connection with the purchase and distribution of the Purchased Notes by the Purchasers.

5.	The Registration Statement (as of its effective date) and the Prospectus (as of the date of the Purchase Agreement and as of the Closing Date), appeared on their faces to have complied as to form in all material aspects to the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that, in each case, we do not express any opinion as to any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information, in each case, in (or omitted from) the Registration Statement or the Prospectus.

6.	The performance by the Company of its obligations under the Purchase Agreement and the performance by the Company of its obligations under the Indenture will not result in a breach of any of the terms and provisions of, the Company’s Charter or By-Laws, any provision of any Specified Contract (provided that we express no opinion as to compliance with any financial test or cross-default provision in such Specified Contract) or result in a violation of the Specified Laws.

7.	The Purchase Agreement has been duly authorized, executed and delivered by the Company.

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8.	The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Description of Notes,” and under the caption “Description of Debt Securities” of the Time of Sale Prospectus and the Prospectus insofar as they purport to constitute a summary of the terms of the Indenture and the Purchased Notes, are correct in all material respects. The statements in the Time of Sale Prospectus and the Prospectus under the caption “Material United States Federal Income Tax Considerations,” insofar as such statements constitute summaries of legal matters referred to therein, correctly summarize in all material respects the legal matters referred to therein.

9.	To our knowledge, there are no legal or governmental proceedings that are pending against the Company or any of its subsidiaries or to which any property of the Company or any of its subsidiaries is subject that has caused us to conclude that such proceeding is required by Item 103 of Regulation S-K promulgated under the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus but is not so described.

10.	The Company is not and, after giving effect to the offering and sale of the Purchased Notes and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will not be an “investment company” required to register as such under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

11.	The Company’s Annual Report on Form 10-K for the most recently ended fiscal year as filed with the Commission complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, except that we do not express any opinion as to any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information therein (or omitted therefrom).

12.	The Indenture has been duly qualified under the Trust Indenture Act.

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